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                                                                    EXHIBIT 23.2
                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 3 to Registration Statement No. 333-62556 of Apria Healthcare Group Inc. on Form S-3 of our report dated February 14, 2001, appearing in the Prospectus, which is part of this Registration Statement, and to the incorporation by reference in such Registration Statement of our report dated February 14, 2001 appearing in the Annual Report on Form 10-K of Apria Healthcare Group Inc. for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

Costa Mesa, California

August 6, 2001